Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Announces Results for Quarter Ended March 31, 2022

First Quarter Net Revenue of $2.2 Million;

Active Customer Sites Climb 17% to New Record

SOUTH ORANGE, NJ, May 4, 2022 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration and pathogen detection solutions to the medical and commercial markets, today announced financial results for the first quarter ended March 31, 2022.

Financial Highlights

Water Filtration Business Segment Highlights*

●	Net revenue of $2.2 million, a decrease of 21%
●	Net loss of $1.4 million, compared to $0.2 million
●	Adjusted EBITDA of ($1.0 million), compared with ($0.3) million

Consolidated Highlights*

●	Net revenue of $2.2 million, a decrease of 20%
●	Net loss of $2 million, compared to $0.5 million
●	Adjusted EBITDA of ($1.5 million), compared to ($0.7 million)

*Stated performance is relative to same period prior year (first quarter of 2021)

“Revenue in 2022 got off to a slow start in Q1. First quarters are typically impacted by the reduced frequency of outbreaks in colder months; this quarter we saw a seasonal contraction to our outbreak response business that was greater than anticipated,” said Andy Astor, President and Chief Executive Officer. “While this result represents a decrease over the same period last year, we are encouraged by our growth in active customer sites, which increased 17% year over year to 1,276. We believe the number of active customer sites is a good proxy for the underlying health of our business and future growth potential.”

Mr. Astor continued, “In light of lower revenue and the higher than expected volatility of our recovery, we are withdrawing our 2022 revenue guidance to better reflect current market conditions. Our optimism for the year remains high, and we maintain that our current cash balances are expected to suffice for the foreseeable future. Looking ahead, we feel strongly that our strategic investments over the past six months have built the commercial and digital infrastructure necessary to better reach a wider customer base, continue strong growth within our active customer sites, and ultimately, achieve our expected revenue growth and profitability.”

Consolidated Financial Performance for the Quarter Ended March 31, 2022

Net revenue for the quarter ended March 31, 2022 was $2.2 million, compared to $2.7 million in the corresponding period in 2021, a decrease of 20%.

Net loss for the quarter ended March 31, 2022 was $2.0 million, compared to a net loss of $0.5 million for the quarter ended March 31, 2021, an increase of 266%.

Adjusted EBITDA for the quarter ended March 31, 2022 was ($1.5 million), compared to ($0.7 million) during the same period in 2021.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Cost of goods sold for the quarter ended March 31, 2022 was $1.16 million, compared with $1.15 million for the quarter ended March 31, 2021, an increase of 1%. Gross margins for the quarter ended March 31, 2022 were 47%, compared with 58% in the same period in 2021. The gross margin reduction was largely driven by higher shipping costs – a consistent trend in the current economy – as well as inflationary pressures in our cost of goods sold, and inventory expiration.

Research and development expenses for the quarter ended March 31, 2022 were $0.6 million, compared with $0.6 million during the quarter ended March 31, 2021.

Depreciation and amortization expenses for the quarter ended March 31, 2022 were approximately $52,000, compared with approximately $50,000 for the corresponding period 2021, an increase of 4%.

Selling, general and administrative expenses for the quarter ended March 31, 2022 were $2.3 million, compared with $2 million during the same period in 2021, an increase of 17%.

As of March 31, 2022, Nephros had cash and cash equivalents of $5.4 million.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net (loss) income calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP financial measure, for the first quarter of the 2022 and 2021 fiscal years for both Nephros (on a consolidated basis) and the Water Filtration Business Segment:

	3 Months Ended Mar 31,
Water Filtration Business Segment	2022	2021

Net loss	(1,392)	(132)

Adjustments:
Depreciation of property and equipment	17	7
Amortization of other assets	75	46
Interest expense	7	13
Interest income	(2)	(3)
Stock based compensation	254	265
PPP loan forgiveness	-	(482)
Other noncash items	49	5
Adjusted EBITDA	(992)	(281)

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

	3 Months Ended Mar 31,
Consolidated Results	2022	2021

Net loss	(1,967)	(537)

Adjustments:
Depreciation of property and equipment	17	7
Amortization of other assets	75	46
Interest expense	7	13
Interest income	(2)	(3)
Noncash compensation	272	276
PPP loan forgiveness	-	(482)
Other noncash items	49	5
Adjusted EBITDA	(1,549)	(675)

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net (loss) income, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net (loss) income and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30pm ET

Nephros will host a conference call today at 4:30pm Eastern Time, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the call as follows:

Domestic access: 1 (844) 808-7106

International access: 1 (412) 317-5285

Upon joining, please ask to be joined into the Nephros conference call.

A replay of the call can be accessed until May 11th, 2022 at 1 (877) 344-7529 or 1 (412) 317-0088 for international callers and entering replay access code: 3792199.

An audio archive of the call will be available shortly after the call on the Nephros Investor Relations page.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

About Nephros

Nephros, Inc. is a company committed to improving the human relationship with water through leading, accessible technology. We provide innovative filtration and pathogen detection as part of an integrated approach to water safety that combines science, solutions, and support services. Nephros products serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency responses for water management.

For more information about Nephros, please visit nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s expected future revenue, gross margins and other future financial performance for 2022, expected future growth in demand and the timing of such growth, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of the ongoing COVID-19 pandemic, uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 823-8656

ksmith@pcgadvisory.com

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy.astor@nephros.com

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$5,421	$6,973
Accounts receivable, net	1,293	1,641
Inventory	4,679	4,795
Prepaid expenses and other current assets	264	225
Total current assets	11,657	13,634
Property and equipment, net	384	366
Operating right-use-of assets	644	730
Intangible assets, net	1,498	1,536
Goodwill	759	759
License and supply agreement, net	502	536
Other assets	84	89
TOTAL ASSETS	$15,528	$17,650

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured note payable	$253	$248
Accounts payable	897	1,334
Accrued expenses	263	444
Current portion of lease liabilities	335	364
Total current liabilities	1,748	2,390
Secured note payable, net of current portion	24	95
Equipment financing, net of current portion	3	4
Lease liabilities, net of current portion	351	412
TOTAL LIABILITIES	2,126	2,901

COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; 5,000,000 shares authorized at March 31, 2022 and December 31, 2021; no shares issued and outstanding at March 31, 2022 and December 31, 2021.	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at March 31, 2022 and December 31, 2021; 10,318,818 and 10,258,444 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	10	10
Additional paid-in capital	147,781	147,346
Accumulated other comprehensive income	61	64
Accumulated deficit	(137,692)	(135,725)
Subtotal	10,160	11,695
Noncontrolling interest	3,242	3,054
TOTAL STOCKHOLDERS’ EQUITY	13,402	14,749
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,528	$17,650

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net revenues:
Product revenues	$2,177	$2,712
Royalty and other revenues	10	24
Total net revenues	2,187	2,736
Cost of goods sold	1,162	1,149
Gross margin	1,025	1,587

Operating expenses:
Research and development	578	556
Depreciation and amortization	52	50
Selling, general and administrative	2,348	1,999
Total operating expenses	2,978	2,605
Loss from operations	(1,953)	(1,018)
Other (expense) income:
Interest expense	(7)	(13)
Interest income	2	3
Extinguishment of PPP loan	-	482
Other (expense) income, net	(9)	9
Total other (expense) income:	(14)	481
Net loss	(1,967)	(537)
Less: Undeclared deemed dividend attributable to noncontrolling interest	(63)	(59)
Net loss attributable to Nephros, Inc. shareholders	(2,030)	(596)
Net loss per common share, basic and diluted	$(0.20)	$(0.06)
Weighted average common shares outstanding, basic and diluted	10,213,898	9,883,035

Comprehensive loss:
Net Loss	(1,967)	(537)
Other comprehensive loss, foreign currency translation adjustments, net of tax	(3)	(6)
Comprehensive loss	(1,970)	(543)
Comprehensive loss attributable to noncontrolling interest	(63)	(59)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(2,033)	$(602)

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